EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169450 and No. 333-185182), Form S-3 (No. 333-176107, No. 333-181983 and No. 333-183336) of Molycorp, Inc. of our report dated March 16, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which are included in this Form 10-K.

/s/ KPMG LLP
Toronto, Canada
March 16, 2015